Exhibit 99.2

Fulgent Genetics Acquires Fulgent Pharma, Creating a New Paradigm in Precision Medicine for The Company

Fulgent Genetics aims to transform from a genomic diagnostic business into a fully integrated precision medicine company focused on oncology

Fulgent Pharma’s proprietary novel nano-drug delivery technology platform synergistically underpins the combined businesses, potentially providing both near- and long-term market opportunities

Fulgent to discuss acquisition on scheduled earnings conference call and webcast today at 1:30 p.m. PT

TEMPLE CITY, California – November 7, 2022 – Fulgent Genetics, Inc. (NASDAQ: FLGT), a technology-based genetic testing company focused on transforming patient care in oncology, infectious and rare diseases, and reproductive health, announced today that it has completed an acquisition of Fulgent Pharma Holdings, Inc. (“Fulgent Pharma”), an independent clinical-stage, therapeutics development company focused on the development of innovative cancer treatments. Under the terms of the agreement, Fulgent Genetics acquired Fulgent Pharma for a total purchase price of approximately $100 million, subject to adjustments, to be paid with a combination of cash on hand and shares of common stock of Fulgent Genetics.

The combined company plans to offer a vertically integrated solution to combat cancer with the potential to unlock significant long-term upside for both the therapeutic and diagnostic businesses, while effectively managing risk. Fulgent Pharma and Fulgent Genetics were previously both owned by Fulgent Therapeutics until 2016, when the businesses were separated ahead of the Initial Public Offering of Fulgent Genetics. The companies have operated as separate entities since 2016, enabling each business to focus on and achieve core objectives across genetic testing and therapeutic drug development. Over the last year, Fulgent Genetics has established a meaningful presence in the large market for molecular diagnostics and oncologic testing, most notably with the recent acquisitions of CSI Laboratories and Inform Diagnostics, and the opening of a state-of-the-art oncologic testing facility in southern California. Fulgent Pharma has developed a novel nanoencapsulation and targeted therapy platform, which is designed to improve the therapeutic window and pharmacokinetic profile of new and existing cancer drugs. Based on current studies and pre-designated criteria, Fulgent Pharma believes its lead drug candidate, FID-007, has achieved proof-of-concept in preliminary human clinical trials for the treatment of various cancer types, including Head and Neck, Ampullary, Pancreatic, NSCLC, and Breast.

“This acquisition advances our mission to build a holistic platform to provide comprehensive solutions and services across the cancer care continuum, including early detection, diagnostics, and monitoring, as well as drug discovery and development,” said Ming Hsieh, Chairman and CEO of Fulgent Genetics and co-founder of Fulgent Therapeutics. “With my commitment and our teams already in place, the combination of these two businesses diversifies our assets and will, we believe, provide sustainable future revenue and margin opportunity through a potentially lucrative target oncology market.”

“In addition to FID-007, our proprietary nano-drug delivery platform has generated a deep pipeline of wholly owned drug candidates, focused on additional target cancer indications, including one for colon cancer and one NCE (new chemical entity) targeting the STING pathway. Both have been tested extensively in preclinical studies,” said Ray Yin, PhD., President and Chief Scientific Officer of Fulgent Pharma and co-founder of Fulgent Therapeutics. “Through this acquisition, Fulgent Pharma will have access to commercial relationships across the oncology market as well as capital to fund research, development and, assuming the requisite regulatory approvals, commercialization as part of Fulgent Genetics.”

Strategic Vision

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Attractive Lead Therapeutic Candidate FID-007 and Nanoencapsulation Technology: Fulgent Pharma’s lead program, FID-007, is a proprietary nanoencapsulated formulation of paclitaxel developed to improve the overall solubility profile of paclitaxel. Data observed from studies conducted to date suggest that nanoencapsulation of paclitaxel may improve the biodistribution and bioavailability to target tissues. Such data also demonstrate a favorable profile and further support potential applications in a broad range of indications including Head and Neck, Ampullary, Pancreatic, Lung, Breast, and Ovarian cancers.
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Expanded Market Opportunity: FID-007 is currently being developed for 2nd and 3rd line treatment of Head & Neck (H&N) cancer, a potential $2.2+ billion target market opportunity. The company sees further opportunities in large multi-billion markets including NSCLC, Pancreatic, Breast, and Ovarian cancers where currently available therapies are suboptimal.
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Strategic and Operational Synergies: Potential long-term value creation driven by the combination of therapeutic candidates and diagnostics expertise, designed to offer a comprehensive oncology-focused solution that enables precision medicine through in-house or partnered therapeutics programs underpinned by genetic data insights. In addition, Fulgent Pharma’s talented scientific team brings unique expertise to the combined businesses and creates a differentiated advantage in the oncology market.
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Enhanced Commercial Profile: Following completion of development and regulatory approval, the combined company is positioned to be a “one-stop shop” that spans the life sciences chain and reaches the expanded customer base of Fulgent Genetics through its growing sales organization.
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Attractive Capital Allocation Plan: Fulgent Genetics’ strong balance sheet and cash flows from operations are expected to be able to support the advancement of Fulgent Pharma’s R&D pipeline. Fulgent Genetics’ track record of integrating acquisitions, strategic partnerships, and disciplined execution has been a key element in the company’s growth. This acquisition is designed to align with Fulgent Genetics’ strategy to drive long term shareholder value through organic and inorganic initiatives across the genomics and, assuming the requisite regulatory approvals, therapeutics market segments.

Advisors

A special committee comprised of independent members of Fulgent Genetics’ board of directors was established to review this transaction. In consultation with its independent financial and legal advisors, the special committee recommended the board of directors approve the Fulgent Pharma acquisition. The special committee was advised by First Principles Advisory Group and Cooley LLP. Fulgent Genetics was represented in the transaction by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.; and Procopio, Cory, Hargreaves & Savitch LLP acted as legal counsel to Fulgent Pharma.

Conference Call Information

Fulgent Genetics will discuss this transaction during its scheduled third quarter 2022 earnings conference call and webcast being held today at 4:30 PM ET (1:30 PM PT). The call and associated presentation may be accessed through a live audio webcast on the Investor Relations section of the company’s website, http://ir.fulgentgenetics.com. An audio replay will be available at the same location.

About Fulgent Genetics

Fulgent Genetics is a technology-based genetic testing company focused on transforming patient care in oncology, infectious and rare diseases, and reproductive health. Fulgent’s proprietary technology platform has created a broad, flexible test menu and offered the ability to continually expand and improve its proprietary genetic reference library, while also maintaining accessible pricing, high accuracy, and competitive turnaround times. Combining next generation sequencing (“NGS”) with its technology platform, Fulgent performs full-gene sequencing with deletion/duplication analysis in an array of panels that can be tailored to meet specific customer needs. A cornerstone of Fulgent’s business is its ability to provide expansive options and flexibility for all clients’ unique testing needs through a comprehensive technology offering including cloud computing, pipeline services, record management, web portal services, clinical workflow, sequencing as a service, and automated lab services.

About Fulgent Pharma

Fulgent Pharma began as Fulgent Therapeutics in Temple City, California, in June 2011. As the company progressed into the sphere of personalized medicine, it also started delving into clinical genetic testing - a natural complement. In 2016, Fulgent Therapeutics split into two separate entities - Fulgent Pharma and Fulgent Genetics - in order to better pursue their independent objectives. Today, Fulgent Pharma is fully focused on perfecting drug candidates for treating a broad range of cancers. Its partners in this endeavor include the University of Southern California, Moffitt Cancer Center, and ANP Technologies.

About FID-007

FID-007 consists of paclitaxel encapsulated in a polyethyloxazoline (PEOX) polymer excipient designed to enhance PK, biodistribution, and tolerability. In addition to allowing the drug to remain in solution until it can enter a cancer cell, the PEOX nanoparticle is designed to preferentially deliver paclitaxel to the tumor through the leaky hyperpermeable vasculature.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this press release include statements about, among other things: management’s and others’ beliefs, judgments, and estimates regarding Fulgent Pharma’s business, prospects, technology platform, therapeutic candidates, therapeutic candidates’ value to Fulgent and their potential benefit to Fulgent’s business, platform, services, products and product candidates; long-term visions and strategies, including, with respect to Fulgent Pharma, those designed to create a vertically integrated solution for cancer care, the clinical development of Fulgent

Pharma’s pipeline, and related statements and assumptions regarding development timelines, potentially accelerated pathway for regulatory approval; the potential safety or efficacy of the nano-drug delivery platform and any related therapeutic candidates; the potential market size for these candidates and platforms and the value of available data, including genomic data; Fulgent’s testing solutions and services, including its laboratory capacity and related matters; Fulgent’s identification and evaluation of opportunities, estimates of market size or covered lives, and its ability to capitalize on opportunities to grow its business.

Forward-looking statements are statements other than historical facts; they relate to future events or circumstances and to Fulgent’s and/or Fulgent Pharma’s future performance; and they are based on management’s current assumptions, expectations, and beliefs concerning future developments and their potential effect on Fulgent’s business. These forward-looking statements are subject to a number of risks and uncertainties, which may cause the forward-looking events and circumstances described in this press release to not occur and actual results to differ materially and adversely from those described in or implied by the forward-looking statements. These risks and uncertainties include, among others: the potential impact of the announcement or consummation of the acquisition on relationships with third parties, including employees, customers, partners and competitors; inability to retain key personnel; changes in legislation or government regulations affecting the acquisition or the parties; economic, social, or political conditions that could adversely affect the acquisition or the parties; Fulgent Pharma may not produce the anticipated benefits discussed in this release; Fulgent Pharma’s therapeutic candidates may not realize the anticipated benefits discussed in this release or may suffer delays that materially and adversely affect their future commercial viability; the integration of Fulgent Pharma may consume more management and other resources than anticipated; the potential of oncology markets; oncology markets may not grow at the rates anticipated; the ongoing impacts of the COVID-19 pandemic, including the preventive public health measures that may continue to impact demand for Fulgent’s genetics tests and the pandemic’s effects on the global supply chain; the market potential for, and the rate and degree of market adoption of, Fulgent’s tests, including its tests for COVID-19 and genetic testing generally; Fulgent’s ability to compete successfully, including its ability to continue to develop new tests that are attractive to its various customer markets and its ability to maintain turnaround times and otherwise keep pace with rapidly changing technology; Fulgent’s ability to successfully integrate acquired businesses and assets, including Fulgent Pharma, into its business strategy and to derive value from its investments; Fulgent’s ability to maintain the low internal costs of its business model, particularly as Fulgent makes investments across its business; Fulgent’s ability to maintain an acceptable margin on sales of its tests, particularly in light of increasing competitive pressures and other factors that may continue to reduce Fulgent’s sale prices for and margins on its tests; risks related to volatility in Fulgent’s results, which can fluctuate significantly from period to period; risks associated with the composition of Fulgent’s customer base, which can fluctuate from period to period and can be comprised of a small number of customers that account for a significant portion of Fulgent’s revenue; Fulgent’s ability to grow and diversify its customer base and increase demand from existing and new customers; Fulgent’s investments in its infrastructure, including its sales organization and operational capabilities, and the extent to which these investments impact Fulgent’s business and performance and enable it to manage any growth it may experience in future periods; Fulgent’s level of success in obtaining coverage and adequate reimbursement and collectability levels from third-party payors for its tests; Fulgent’s level of success in establishing and obtaining the intended benefits from Fulgent Pharma, partnerships, joint ventures, or other relationships;

Fulgent’s compliance with the various evolving and complex laws and regulations applicable to its business and its industry; risks associated with Fulgent’s international operations; Fulgent’s ability to protect its proprietary technology platform; and general industry, economic, political, and market conditions. As a result of these risks and uncertainties, forward-looking statements should not be relied on or viewed as predictions of future events.

The forward-looking statements made in this press release speak only as of the date of this press release, and Fulgent assumes no obligation to update publicly any such forward-looking statements to reflect actual results or to changes in expectations, except as otherwise required by law.

Fulgent’s reports filed with the U.S. Securities and Exchange Commission (“SEC”), including its annual report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022 and the other reports it files from time to time, including subsequently filed quarterly and current reports, are made available on Fulgent’s website upon their filing with the SEC. These reports contain more information about Fulgent, its business, and the risks affecting its business.

Investor Relations Contact:

The Blueshirt Group

Melanie Solomon; melanie@blueshirtgroup.com